UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2018

ATRM Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-36318	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 Gershwin Avenue N., Oakdale, Minnesota	55128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-1800

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2018, ATRM Holdings, Inc. (the “Company”) issued to Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”) an unsecured promissory note in the principal amount of $900,000.00 in exchange for the same amount in cash (the “Note”). The Note was issued pursuant to a securities purchase agreement by and between the Company and LSV Co-Invest I dated as of the same date. The Note bears interest at 10.0% per annum, with interest payable semiannually; provided, however, LSV Co-Invest I may elect to receive any interest payment entirely in-kind at an annual rate of 12.0%. Any unpaid principal and interest under the Note is due on June 1, 2020. The Company may prepay the Note at any time after a specified amount of advance notice to LSV Co-Invest I (subject to certain restrictions under the Company’s existing loan agreements). The Note provides for customary events of default, the occurrence of any of which may result in the principal and unpaid interest then outstanding becoming immediately due and payable.

In connection with the Note, LSV Co-Invest I entered into a subordination agreement with the Company and Gerber Finance Inc. (“Gerber Finance”), which provides credit facilities for certain subsidiaries of the Company, pursuant to which LSV Co-Invest I agreed to subordinate all of the Company’s obligations to LSV Co-Invest I to the obligations of certain subsidiaries of the Company to Gerber Finance under their loan agreements with Gerber Finance.

As of June 1, 2018, in addition to the Note, LSV Co-Invest I held 353,060 shares of the Company’s 10.00% Series B Cumulative Preferred Stock (the “Series B Stock”) and held another unsecured promissory note of the Company in the principal amount of $500,000.00. Also, as of June 1, 2018, Lone Star Value Investors, LP (“LSVI”), an affiliate of LSV Co-Invest I, held 209,800 shares of Series B Stock, and Lone Star Value Investors GP, LLC (“LSVI GP”) held 3,005 shares of the Company’s common stock. Additionally, as of June 1, 2018, 415,012 shares of the Company’s common stock, or approximately 17% of its outstanding shares, were owned directly by Jeffrey E. Eberwein, Chairman of the Company’s Board of Directors. Mr. Eberwein is the manager of LSVI GP, the general partner of LSVI and LSV Co-Invest I, and sole member of Lone Star Value Management, LLC, the investment manager of LSVI. The Company’s sale of the Note to LSV Co-Invest I was approved by the independent members of the Company’s Board of Directors.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Promissory Note, dated June 1, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Co-Invest I, LP.
10.1	Securities Purchase Agreement, dated as of June 1, 2018, by and between ATRM Holdings, Inc. and Lone Star Value Co-Invest I, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM Holdings, Inc.

Dated: June 7, 2018	By:	/s/ Stephen A. Clark
	Name:	Stephen A. Clark
	Title:	Chief Financial Officer